Exhibit 99.3

MATEON THERAPEUTICS AND ABIOGENESIS TO INITIATE CLINICAL STUDY TO TEST ARTEMISININ AS A TREATMENT FOR COVID-19 IN INDIA

AGOURA HILLS, Calif., August 4, 2020 (GLOBE NEWSWIRE) — Mateon Therapeutics (OTCQB: MATN), a leading developer of TGF-β therapeutics, will be working together with Abiogenesis to initiate ARTI-19 randomized, controlled, multi-site India clinical study of Artemisinin against COVID-19. This is part of the company’s humanitarian effort to fund the global, multi-country, observational trial to address the pandemic with Artemisinin. Given the known safety profile and the widespread availability of Artemisinin the company anticipates that clinical development of Artemisinin can be accelerated to effectively deal with the current COVID-19 pandemic.

The company is inviting nonprofits such as non-government organizations to participate in this trial if they have the logistics to participate in observational trials and to distribute the Artemisinin in their home countries. The trial is expected to accrue a minimum of 3,000 patients. At present the company is engaged in India, Africa and Latin America.

This study is designed to evaluate the safety, tolerability, and effectiveness of Artemisinin when used in combination with standard of care (SoC) in mild and moderate COVID-19 patients. Artemisinin is an anti-viral agent with demonstrated activity against SARS-CoV-2 in-vitro comparable to remdesivir, however, with higher safety index. By targeting the host protein, TGF-β, Artemisinin avoids resistance mutations which could render vaccine and/or therapeutics against viral protein(s) ineffective.

Pawan Bhusari, CEO, Abiogenesis, stated: “The COVID-19 pandemic is the greatest health challenge for India where the healthcare system is underserved. Abiogenesis is proud to collaborate with Mateon to develop a possible treatment for this virus. The discovery of Artemisinin as a potential anti-viral agent is particularly important since this program has the potential to address the pandemic effectively because it is based on a product that is readily available. We are thrilled to support Mateon in India with our domain expertise in clinical research to potentially develop a treatment that could be instrumental in treating patients with COVID-19.”

About Artemisinin

Artemisinin can target multiple viral threats including COVID-19 by suppressing both viral replication and clinical symptoms that arise from viral infection. Viral replication cannot occur without TGF-β. Artemisinin, purified from a plant Artemisia annua, is able to inhibit TGF-β activity and is able to neutralize SARS-CoV-2 (COVID-19) in vitro at an EC50 of 0.45 ug/ml (Mateon’s test result at Utah State University), and a Safety Index of 140, which is better than remdesivir and chloroquine. The unpurified herb extract has no anti-viral activity. Artemisinin also has been reported to have antiviral activities against hepatitis B and C viruses, human herpes viruses, HIV-1, influenza virus A, and bovine viral diarrhea virus in the low micromolar range. TGF-β surge and cytokine storm cannot occur without TGF-β. Clinical consequences related to the TGF-β surge, including ARDS and cytokine storm, are suppressed by targeting TGF-β with Artemisinin. Indeed, TGF-β knockout mice that are genetically TGF-β deficient, have been shown to be resistant to the influenza virus. In the clinic, Artemisinin exhibits early efficacy signals against COVID-19. To date, 25 effective cases have been reported, with an average time of negative nucleic acid conversion of 4 days, and a negative conversion rate of 10 days after nucleic acid detection reached 96%. No serious adverse reactions were seen. After treatment, the patient’s chest image examination showed that the inflammation in the lungs was relieved and the symptoms were significantly improved. Because it targets a host protein- TGF-β that plays a pivotal role in ARDS pathophysiology (and not a virus-intrinsic target), Artemisinin does not promote the development of drug-resistant viral mutations.

About Mateon Therapeutics

Mateon was created by the recent reverse merger with Oncotelic which became a wholly owned subsidiary of Mateon Therapeutics Inc. (OTCQB:MATN) creating an immuno-oncology company dedicated to the development of first in class RNA therapeutics as well as small molecule drugs against cancer. OT-101, the lead immuno-oncology drug candidate of Mateon/Oncotelic, is a first-in-class anti-TGF-βRNA therapeutic that exhibited single agent activity in some relapsed/refractory cancer patients in clinical trial settings. Mateon/Oncotelic is seeking to leverage its deep expertise in oncology drug development to improve treatment outcomes and survival of cancer patients with a special emphasis on pediatric cancer patients. Mateon has rare pediatric designation for DIPG (CA4P) and melanoma (CA4P). For more information, please visit www.oncotelic.com and www.mateon.com.

About Abiogenesis Clinpharm

Abiogenesis Clinpharm Private Limited (Abiogenesis) is India based Clinical Research Organization (CRO) headquartered at Hyderabad that provides Clinical Trials services to Pharmaceuticals, Medical Devices, Nutraceuticals and Herbal Products companies.

Initiated by a vibrant group of experienced professionals in the clinical trial domain with proven track record, Abiogenesis has committed to exceeding the needs and expectations of its clients by providing an innovative, professional and high quality services with integrity and reliability. Abiogenesis is capable of delivering the quality work from early proof of concept studies to late phase clinical development including post launch product lifecycle management. We believe that each therapeutic product should go through evaluation in clinical development program with all compliances and this is possible when the organizational value system ensures individual integrity, transparency, respect, productivity and compassion. With an execution level experience in most of Asia Pacific countries and still spreading our wings to other countries, our mission is to build a healthier tomorrow for patients by effectively contributing to clinical trial programs. You can get more information about us at www.abiogenesisclinpharm.com

Mateon’s Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this communication regarding strategy, future operations, future financial position, prospects, plans and objectives of management are forward-looking statements. Words such as “may”, “expect”, “anticipate” “hope”, “vision”, “optimism”, “design”, “exciting”, “innovative”, “promising”, “will”, “conviction”, “estimate,” “intend,” “believe”, “quest for a cure of cancer”, “innovation-driven”, “paradigm-shift”, “high scientific merit”, “impact potential” and similar expressions are intended to identify forward-looking statements. Forward-looking statements contained in this press release include, but are not limited to, statements about future plans, the progress, timing, clinical development, scope and success of future clinical trials, the reporting of clinical data for the company’s product candidates and the potential use of the company’s product candidates to treat various cancer indications. Each of these forward-looking statements involves risks and uncertainties and actual results may differ materially from these forward-looking statements. Many factors may cause differences between current expectations and actual results, including unexpected safety or efficacy data observed during preclinical or clinical studies, clinical trial site activation or enrollment rates that are lower than expected, changes in expected or existing competition, changes in the regulatory environment, failure of collaborators to support or advance collaborations or product candidates and unexpected litigation or other disputes. These risks are not exhaustive, the company faces known and unknown risks, including the risk factors described in the company’s annual report on Form 10-K filed with the SEC on April 10, 2019 and in the company’s other periodic filings. Forward-looking statements are based on expectations and assumptions as of the date of this press release. Except as required by law, the company does not assume any obligation to update forward-looking statements contained herein to reflect any change in expectations, whether as a result of new information future events, or otherwise.

Contact Information:

For Mateon Therapeutics, Inc.:

Amit Shah

Email: ashah@oncotelic.com